Exhibit 31.1


Certification Pursuant to 18 USC, Section 1350, as Adopted Pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002


        In connection with the Annual Report of Prevention Insurance.com (Small business issuer) on Form 10-KSB for the year ended April 30, 2007 as filed with the Securities and Exchange Commission, on the date hereof, I, Scott Goldsmith, President and Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to ss.302 and promulgated as 18 USC 1350 pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)  I  have  reviewed  this  Annual  Report  on  Form  10-KSB  of   Prevention
Insurance.com for the year ended April 30, 2007.

(2) Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual report;

(3) Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this Annual Report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

       (a) designed such disclosure controls and procedures to ensure that material information relating to the Small business issuer, including its subsidiaries, if any, is made known to us by others within those entities, particularly during the period in which this Annual Report is being prepared;

        (b) Omitted;

        (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

        (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The Small business issuer's other certifying officers, if any, and I have disclosed, based on our most recent evaluation, to the Small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

       (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

       (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.



 /s/ Scott Goldsmith                           Dated: September 4, 2007
 ---------------------------------             ------------------------
 Scott Goldsmith
 President and Chief Executive Officer